Exhibit 23

Consent of Independent Registered

Public Accounting Firm

We have issued our report dated June 26, 2025, with respect to the consolidated financial statements included in the Annual Report of Central Plains Bancshares, Inc. on Form 10-K for the year ended March 31, 2025. We hereby consent to the incorporation by reference of said report in the Registration Statements of Central Plains Bancshares, Inc. on Form S-8 (Files No. 333-283501 and 333-275090).

/s/ Plante & Moran, PLLC

Chicago, Illinois

June 26, 2025